UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135
(Commission File Number)	(IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices)  (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The information in Item 5.02 is incorporated by reference into this Item 1.01 as if fully set forth herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, Winland Electronics, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Brian Lawrence, as the Company’s Chief Financial Officer and Senior Vice President of Operations.

The Agreement provides an initial base salary to Mr. Lawrence of $130,000.  During his employment, Mr. Lawrence will be eligible to earn a cash incentive compensation on an annual basis of up to 30% of Mr. Lawrence’s base salary, for each year following the execution of the Agreement, which earned amount and other terms will be governed by performance objectives and thresholds adopted by the Company’s Board of Directors as will be provided to Mr. Lawrence within a reasonable time period at the beginning of each fiscal year.  Mr. Lawrence is also eligible for paid time off, participation in any and all other employee benefits plans that are generally available to the Company’s employees, and certain other benefits as set forth in the Agreement.

On the effective date of the Agreement, January 28, 2013, Mr. Lawrence received a stock option to acquire 50,000 shares of the Company’s common stock (the “Lawrence Option”), which was issued pursuant to the terms of the Company’s 2008 Equity Incentive Plan.  The Lawrence Option will vest 25% over the next succeeding four years from the date of grant and shall have an exercise price equal to the then-current fair market value of the Company’s common stock as of the award date.  The Lawrence Option will be governed by the Company’s 2008 Equity Incentive Plan and option an award agreement.

The Agreement may be terminated at any time by either party.  If the Agreement is terminated by the Company without cause (as defined in the Agreement) or by Mr. Lawrence for good reason (as defined in the Agreement), the Company will be required to pay severance to Mr. Lawrence equal to nine (9) months of Mr. Lawrence’s annual base salary in effect at the time of termination of employment, the pro-rated value of any incentive compensation earned through the date of termination, and if Mr. Lawrence timely elects to continue any group health or dental insurance coverage through the Company pursuant to applicable laws and plan terms, payment of premiums on Mr. Lawrence’s behalf for the lesser of nine (9) months or until such continuation or rights expire.  The severance will be paid in exchange for Mr. Lawrence’s release of any and all claims against the Company and his compliance with certain non-competition provisions provided in the Agreement.

Also on January 28, 2013 the Company entered into Amendment No. 1 to Employment Agreement with David Gagne, which amends the Employment Agreement with Mr. Gagne dated November 30, 2012 (the “Amended Gagne Agreement”).  The Amended Gagne Agreement grants to Mr. Gagne, as of January 28, 2013, a stock option to acquire 185,000 shares of the Company’s common stock (the “Gagne Option”).  Mr. Gagne had originally been scheduled to receive such option to acquire 185,000 shares of the Company’s common stock upon the one year anniversary of his employment with the Company.  Because the Company adopted a 2013 Equity Incentive Plan, the Company now has the ability to grant the Gagne Option to Mr. Gagne immediately instead of waiting for the one year anniversary of his employment with the Company.

The Gagne Option will vest 25% over the next succeeding four years from the date of grant and shall have an exercise price equal to the then-current fair market value of the Company’s common stock as of the award date.  The Gagne Option will be governed by the Company’s 2013 Equity Incentive Plan and option an award agreement.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement and the Amended Gagne Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements:  None.

(b)           Pro forma financial information:  None.

(c)           Shell company transactions:  None.

(d)           Exhibits:

10.1	Employment Agreement by and between Winland Electronics, Inc. and Brian Lawrence, dated effective as of January 28, 2013.**

10.2	Amendment No. 1 to Employment Agreement by and between Winland Electronics, Inc. and David Gagne, dated effective as of January 28, 2013.**

** Management compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2013

WINLAND ELECTRONICS, INC.

	By	/s/ Brian D. Lawrence
Brian D. Lawrence
Chief Financial Officer and
Senior Vice President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
January 28, 2013	001-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM

10.1	Employment Agreement by and between Winland Electronics, Inc. and Brian Lawrence, dated effective as of January 28, 2013.**

10.2	Amendment No. 1 to Employment Agreement by and between Winland Electronics, Inc. and David Gagne, dated effective as of January 28, 2013.**

** Management plan or arrangement